SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 20, 2003

                             GRUBB & ELLIS COMPANY
                             ---------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              DELAWARE              1-8122                 94-1424307
              -------------------------------------------------------
          (STATE OR OTHER        (COMMISSION              (IRS EMPLOYER
          JURISDICTION OF        FILE NUMBER)           IDENTIFICATION NO.)
            FORMATION)



            2215 SANDERS ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062
            --------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (847) 753-7500
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5.  OTHER EVENTS AND REGULATION DISCLOSURE

                  As previously disclosed by the Company in its Form 8-K dated May 30, 2003, Kojaian Capital, L.L.C. (the "New Lender"), an affiliated entity of C. Michael Kojaian, the Company's controlling stockholder and Chairman of the Board, acquired the Company's amended and restated term loan and credit facility dated as of December 31, 2000 (the "Credit Facility") from the existing lender group on June 6, 2003. The Company also received an extension of a waiver relating to defaults that existed in regards to certain financial covenants required by the Credit Facility from the New Lender. This waiver expires on June 30, 2003.

                  On June 20, 2003, the Company and the New Lender entered into the sixth amendment to the Credit Facility ( the "Sixth Amendment") which, among other things, defers further amortization of the principal obligations due under the Credit Facility until September 30, 2004, and eliminates certain minimum EBITDA and fixed charge ratio covenant requirements through June 30, 2004. As a result of the Sixth Amendment, the Company was no longer in default under the Credit Facility relating to the achievement of these financial covenants or otherwise.

                  The foregoing is only intended to be a summary of the Sixth Amendment and not a complete discussion of the provisions contained within the Sixth Amendment. The full text of the Sixth Amendment is attached as an Exhibit to this Current Report on Form 8-K.







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


Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  The following is filed as an Exhibit to this Current Report on Form 8-K:

                  1. Sixth Amendment dated as of June 20, 2003 to the Amended and Restated Credit Agreement among the Registrant and Kojaian Capital, L.L.C., dated as of December 31, 2000.






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

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                            GRUBB & ELLIS COMPANY



                                            By:      /s/ BRIAN D. PARKER
                                                     -------------------
                                                     Brian D. Parker
                                                     Chief Financial Officer


Dated: June 23, 2003






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